As filed with the Securities and Exchange Commission on February 28, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-2116508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1351 Holiday Square Blvd.
Covington, Louisiana 70433
(985) 335-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rebecca S. Clary
Chief Financial Officer
1351 Holiday Square Blvd.
Covington, Louisiana 70433
(985) 335-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexandra C. Layfield Thomas D. Kimball Jones Walker LLP 201 St. Charles Avenue, Suite 5100 New Orleans, Louisiana 70170 (504) 582-8000	L. Barbee Ponder IV General Counsel and Vice President Regulatory Affairs Globalstar, Inc. 1351 Holiday Square Blvd. Covington, Louisiana 70433

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
Effective following the close of trading on February 10, 2025, we voluntarily withdrew the listing of our Common Stock from the NYSE American, effected the reverse stock split at a ratio of 1 to 15 shares of Common Stock and amended our certificate of incorporation to reduce the number of authorized shares of Common Stock that we may issue. Effective on February 11, 2025, our Common Stock began trading on a post-split basis under the symbol “GSAT” on The Nasdaq Stock Market LLC.
We are filing this registration statement to (i) replace our prior registration statement on Form S-3 (File No. 333-274440) and accordingly includes unsold shares of Common Stock registered for resale on such prior registration, and (ii) register shares of Common Stock for resale by an additional selling stockholder.
The shares of Common Stock registered for resale by the Selling Stockholders pursuant to this registration statement and the accompanying prospectus reflect the impact of the reverse stock split and related amendments to our certificate of incorporation.

PROSPECTUS
Globalstar, Inc.
1,964,214 Shares of Common Stock
This prospectus relates to the resale or distribution from time to time by the selling stockholders named herein (the “Selling Stockholders”) of up to 1,964,214 shares of the common stock, par value $0.0001 per share (the “Common Stock”), of Globalstar, Inc.
The Selling Stockholders may sell the shares of our Common Stock registered hereby, from time to time, in one or more offerings, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may sell their shares of Common Stock through regular brokerage transactions, in transactions directly with market makers or investors, in privately negotiated transactions or through agents or underwriters they may select from time to time. We will not receive any proceeds from any sale of the shares of our Common Stock by the Selling Stockholders. The Selling Stockholders will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares of Common Stock by the Selling Stockholders pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of the shares of Common Stock included in this prospectus by the Selling Stockholders. See “Plan of Distribution” for additional information on the methods of sale that may be used by the Selling Stockholders.
The shares of Common Stock being offered by the Selling Stockholders represent consideration for (i) services performed under the Support Services Agreement dated August 29, 2023 between us and XCOM Labs, Inc. (now known as Virewirx, Inc.) (as amended through the date hereof, the “SSA”) and (ii) our intellectual property license under the Intellectual Property License Agreement dated August 29, 2023 between us and XCOM Labs, Inc. (as amended through the date hereof the “License Agreement”) and certain related transactions (collectively, the “XCOM Transaction”). See the sections entitled “The XCOM Transaction” for a description of the transactions contemplated by the SSA and the License Agreement and “Selling Stockholders” for additional information regarding the Selling Stockholders.
Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “GSAT.” The last reported sale price on Nasdaq of our Common Stock on February 27, 2025 was $21.56 per share.
Investing in our Common Stock involves certain risks. You should carefully read the information included and incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of the factors you should consider before making an investment decision. See the “Risk Factors” section on page 5 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 28, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The Selling Stockholders named herein may use the shelf registration statement to sell up to an aggregate of 1,964,214 shares of our Common Stock from time to time through any means described in the section entitled “Plan of Distribution.”
In some cases, we or the Selling Stockholders will also be required to provide a prospectus supplement containing specific information about the Selling Stockholders and the terms on which it is offering and selling shares of our Common Stock. We may also provide a prospectus supplement to add to, update or change the information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, and any documents incorporated by reference as described under “Where You Can Find More Information,” as well as any post-effective amendments to the registration statement of which this prospectus is a part before you make any investment decision. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, including the information incorporated by reference, you should rely on the information in the applicable prospectus supplement.
Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained in this prospectus or any accompanying prospectus supplement, including the information incorporated by reference herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Neither we nor the Selling Stockholders have done anything that would permit the use of or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and comply with any restrictions relating to the offering of the shares of our Common Stock and the distribution of this prospectus outside the United States.
The Selling Stockholders may only offer to sell, and seek offers to buy, the shares of Common Stock registered hereby in jurisdictions where offers and sales of such shares of Common Stock is permitted. The information contained in this prospectus speaks only as of the date of this prospectus.
Unless the context requires otherwise, the words “Globalstar,” “we,” “Company,” “us,” and “our” refer to Globalstar, Inc. and its subsidiaries, as applicable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference into this prospectus, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected growth prospects of our existing customers and the markets that we serve, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “might,” “could,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements.
Important factors that may cause our actual results to differ materially from those anticipated in forward-looking statements, include, but are not limited to, our ability to meet our obligations and attain anticipated benefits under our updated services agreements, the operational performance and orbital lives of our satellites, including damage to or failure of our satellites, disruptions or other problems at our ground facilities, change in our operating plans or corporate strategies, commercial acceptance of and demand for our products and services, our ability to adequately anticipate our satellite capacity needs and maintain sufficient satellite capacity to meet current and increased demand, our ability to exploit and respond to technological innovation, including integration of licensed technology into our products and services and develop, acquire, maintain and protect information and intellectual property rights, our ability to effectively compete in the markets in which we operate, geopolitical and economic conditions and risks associated with doing business on a global basis, including in developing markets, availability of equipment, component parts and other materials used in our business operations, reliance on key suppliers, our ability to raise capital on reasonable terms, our ability to manage costs, our ability to develop and expand our business (including our ability to maintain, expand and monetize our spectrum rights), compliance with, interpretation of and changes in laws and regulations (including tax laws and regulations), including related to the use of our spectrum, our ability to comply with the restrictive covenants of our financing arrangements and limitations on our ability to incur additional indebtedness, cyber-related attacks and other security breaches, our ability to obtain and maintain adequate insurance coverages, volatility of spectrum values, changes in tax rates and the results of tax examinations, litigation or investigations, regulatory restrictions, liabilities or penalties, reduction of spectrum authority or additional spectrum sharing agreements, revocation, modification or non-renewal of licenses, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, the effects of the 1:15 reverse stock split described herein and Nasdaq listing, business interruptions due to natural disasters, unexpected events or public health crises and factors described in more detail in the “Risk Factors” section of this prospectus and Item 1A. Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 28, 2025 (the “2024 Annual Report”) or in our other public filings or press releases. We undertake no obligation to update any of our forward-looking statements after the date of this prospectus to reflect actual results, future events or circumstances or changes in our assumptions, business plans or other changes.
New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROSPECTUS SUMMARY
This summary highlights selected information about us and this offering appearing in this prospectus and the documents incorporated by reference herein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information referred to under the heading “Risk Factors” in this prospectus and the documents incorporated by reference herein, including our 2024 Annual Report and other subsequent public filings and press releases, and any prospectus supplement before deciding to invest in the shares of our Common Stock registered pursuant to this registration statement.
Our Company
Globalstar empowers its customers to connect, transmit, and communicate in smarter ways – easily, quickly, securely, and affordably – offering reliable satellite and terrestrial connectivity services as an international telecom infrastructure provider. The Company’s low Earth orbit (“LEO”) satellite constellation ensures secure data transmission for connecting and protecting assets, transmitting critical operational data, and saving lives for consumers, businesses, and government agencies across the globe. Globalstar’s terrestrial spectrum, Band 53, and its 5G variant, n53, offers carriers, cable companies, and system integrators a versatile, fully licensed channel for private networks with a growing ecosystem to improve customer wireless connectivity, while Globalstar’s XCOM Radio Access Network (“RAN”) product offers significant capacity gains in dense wireless deployments. In addition to SPOT GPS messengers, Globalstar offers next-generation internet of things (“IoT”) hardware and software products for efficiently tracking and monitoring assets, processing smart data at the edge, and managing analytics with cloud-based telematics solutions to drive safety, productivity, and profitability.
Our principal executive offices are located at 1351 Holiday Square Blvd., Covington, Louisiana 70433 and our telephone number is (985) 335-1500. Our website is www.Globalstar.com. The information contained on our website is not incorporated by reference into, and does not a form a part of, this prospectus.

THE OFFERING

Common Stock offered by the Selling Stockholders
We are registering for resale or distribution from time to time by the Selling Stockholders of up to 1,964,214 shares of Common Stock that were issued to the Selling Stockholders as consideration for (i) services performed under the SSA and (ii) our intellectual property license under the License Agreement.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

Plan of distribution
The Selling Stockholders named in this prospectus, or their respective pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” in this prospectus for additional information on the methods of sale that may be used by the Selling Stockholders.

Market for Common Stock	Our Common Stock is listed on The Nasdaq Stock Market LLC (referred to as “Nasdaq” herein) under the symbol “GSAT.”

Risk factors
Investing in shares of our Common Stock involves a significant degree of risk. Before making an investment decision, you should consider carefully the risks described under “Risk Factors” beginning on page 5 of this prospectus, and other risk factors contained in any applicable prospectus supplement, as well as risk factors and other information included in or incorporated by referenced herein and therein before making an investment decision.

The Selling Stockholders may sell all, some or none of the Common Stock covered by this prospectus. See “Plan of Distribution” beginning on page 9 of this prospectus.

RISK FACTORS
Investing in our Common Stock involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2024 Annual Report, as updated by our subsequent quarterly and other reports we file with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement., in evaluating an investment in our Common Stock. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, you could lose all or part of your investment. For access to documents that are incorporated by reference into this prospectus, please see the section entitled, “Where You Can Find More Information.”

THE XCOM TRANSACTION
On August 29, 2023, we entered into the License Agreement with XCOM Labs, Inc. (now known as Virewirx, Inc.). The transaction was unanimously approved by our Strategic Review Committee of the Board of Directors and unanimously approved by our full Board of Directors.
Under the License Agreement, we acquired an exclusive (subject to qualifications set forth in the License Agreement), perpetual, irrevocable, royalty-free, right and license (the “License”) to use, modify, copy, make derivative work(s) of, sell, offer to sell, lease, sublicense, otherwise transfer, commercialize and to make such other use(s) of certain Intellectual Property Assets (as defined in the License Agreement), including Intellectual Property Assets relating to the development and commercialization of certain of XCOM Labs, Inc.’s key novel technologies for wireless spectrum innovations.
As consideration for the License and the other agreements of XCOM Labs, Inc. in the License Agreement, we issued 60,582,615 shares of our Common Stock (the “Stock Consideration”), subject to a holdback of a portion of the shares (the “Holdback Shares”) representing consideration under the License Agreement and adjustment thereto based on the amount, if any, by which the actual value of certain liabilities assumed by us related to the Intellectual Property Assets (as determined by us within 60 days following such closing, subject to applicable dispute resolution procedures) exceeds the agreed upon target amount of such liabilities, in a private placement exempt from registration under the Securities Act. Certain of these shares were delivered directly to lenders of XCOM Labs, Inc., including affiliates of our controlling stockholder, Thermo Companies, which are controlled by our Executive Chairman, Jay Monroe, and affiliates of Dr. Paul E. Jacobs, in each case, in consideration for the release of underlying debts owed by XCOM Labs, Inc. in lieu of payment in cash.
In connection with the License Agreement, we also entered into the SSA with XCOM Labs, Inc. Pursuant to the SSA, XCOM Labs, Inc. is required to provide services to us assisting with certain operations of the business relating to the Intellectual Property Asset (the “Services”) and to make available certain employees and the facilities associated with the foregoing to assist with the Services. Fees payable by us, which may be paid in shares of our Common Stock, are determined based on the amount and nature of Services we receive.
In June 2024, we issued to XCOM Labs, Inc. 7,654,036 shares of our Common Stock. This issuance included shares issued as consideration for Services provided under the SSA as well as the release of Holdback Shares under the License Agreement. In June 2024, XCOM Labs, Inc. sold 4,510,854 of such shares of Common Stock issued in June 2024 in a private placement transaction to an affiliate of our controlling stockholder, Thermo Companies.
In connection with the License Agreement, SSA and the related transactions, we agreed to file a registration statement for the resale of the 1,964,214 shares of Common Stock owned by the Selling Stockholders as described in this prospectus (which includes the 209,546 unsold shares of Common Stock owned by XCOM Labs, Inc. (now known as Virewirx, Inc.), and reflects the impact of the reverse stock split described elsewhere in this prospectus). The number of shares registered and available for resale by the Selling Stockholders pursuant to this prospectus reflect the impact of Globalstar’s recently completed reverse stock split. However, the shares issued in connection with the SSA and License Agreement and the subsequent sales transactions described above in this section have not been retroactively adjusted to reflect the impact of our recently completed 1-for-15 reverse stock split.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
As disclosed in this prospectus, in connection with the XCOM Transaction, a portion of the Stock Consideration was delivered directly to lenders of XCOM Labs, Inc. (now known as Virewirx, Inc.), including affiliates of Thermo, which are controlled by our Executive Chairman, Jay Monroe, and affiliates of Dr. Paul E. Jacobs. In particular, we issued shares to Thermo XCOM LLC (as affiliate of Thermo and Globalstar) (1) worth approximately $512,000 as payment of debt owed by XCOM Labs, Inc. and (2) for cash in the amount of approximately $4.25 million.

USE OF PROCEEDS
All of the Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders pursuant to this prospectus.

PLAN OF DISTRIBUTION
We are registering shares of our Common Stock offered by this prospectus on behalf of the Selling Stockholders. The Selling Stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of our Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of any or all of their shares of our Common Stock on or any other stock exchange, market or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
A Selling Stockholder may use any one or more of the following methods when disposing of its shares of Common Stock:
•by distribution to a Selling Stockholder’s (or such Selling Stockholder’s affiliates) limited partners, general partners, members or other equity holders;
•in privately negotiated transactions;
•in the over the counter market;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in a block trade in which a broker-dealer will attempt to sell a block of shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;
•through one or more underwriters in a public offering on a firm commitment or best-efforts basis;
•an exchange distribution in accordance with the rules of the applicable exchange, if any;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•broker-dealers may agree with one or more Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•directly to one or more purchasers;
•in other ways not involving market makers or established trading markets;
•by pledge to secure debts and other obligations;
•through agents; or
•in any combination of the above or by any other legally available means.
A Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock owned by such Selling Stockholder and, if such Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Selling Stockholder’s shares of our Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3), Rule 424(b)(7) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder (or Selling Stockholders) under this prospectus. A Selling Stockholder also may transfer its shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of our Common Stock, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our Common Stock in the course of hedging the positions they assume. A Selling Stockholder may also sell shares of our Common Stock short and deliver such shares to close out its short positions, or loan or pledge such shares to broker-dealers that in turn may sell these shares. A Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of shares of our Common Stock offered by this prospectus, which shares such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholders from the sale of the shares of our Common Stock offered by them will be the purchase price of the shares less discounts or commissions, if any. Each Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of such Selling Stockholder’s shares of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from the resale of shares of our Common Stock being offered by the Selling Stockholders named herein.
Each Selling Stockholder also may resell all or a portion of shares of our Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that such Selling Stockholder meets the criteria and conforms to the requirements of that rule.
Underwriters, broker-dealers and agents that act in connection with the sale of shares of our Common Stock might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.
Each Selling Stockholders may elect to make a pro rata in-kind distribution of the shares of our Common Stock to such Selling Stockholder’s members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable shares of our Common Stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of our Common Stock acquired in the distribution.
To the extent required, the shares of our Common Stock to be sold, the names of each selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Blue Sky Restrictions on Resale
In order to comply with the securities laws of some states, if applicable, shares of our Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
If the Selling Stockholders want to sell shares of our Common Stock under this prospectus in the United States, the Selling Stockholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a Selling Stockholder will be able to advise such Selling Stockholder in which states shares of our Common Stock are exempt from registration with that state for secondary sales.
Any person who purchases shares of our Common Stock from a Selling Stockholder offered by this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.
When the registration statement that includes this prospectus becomes effective, and a Selling Stockholder indicates in which state(s) such Selling Stockholder desires to sell such Selling Stockholder’s shares, we will be able to identify whether such Selling Stockholder will need to register with such state or will be able to rely on an exemption therefrom.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our Common Stock in the market and to the activities of the Selling Stockholders and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of our Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the Selling Stockholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the shares of our Common Stock offered by this prospectus.
We are required to pay certain fees and expenses incident to the registration of the shares of our Common Stock covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company.

SELLING STOCKHOLDERS
The Selling Stockholders acquired the shares of Common Stock offered for resale hereunder from us in connection with the XCOM Transaction in a private offering pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act. For additional information regarding the issuance of shares of our Common Stock covered by this prospectus, see the section titled “The XCOM Transaction” above.
The following table sets forth certain information regarding the beneficial ownership of the Selling Stockholders of our Common Stock being offered by the Selling Stockholders in this offering, based on the Company’s records, information filed with the SEC or information furnished to the Company by the Selling Stockholders as of February 28, 2025. The applicable percentage ownership of the shares of Common Stock being offered hereby is based on approximately 126,442,716 shares of Common Stock outstanding as of February 21, 2025. The Selling Stockholders may offer and sell some, all or none of their shares of Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise described below, based on the information provided to us by the Selling Stockholders, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.
Beneficial ownership is determined in accordance with the rules of the SEC, and includes shares of Common Stock with respect to which the applicable Selling Stockholder has voting and investment power.

					Shares Beneficially Owned After Offering
Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(1)		Number of Shares(1)(2)		Percentage of Class
Virewirx, Inc. (formerly known as XCOM Labs, Inc.)	209,546	(3)	209,546	(3)	—	(3)	*
SVF II Block (DE) LLC	321,003		321,003		—		*
Kenneth Darryl Tuchman	352,548		352,548		—		*
JAWS Capital LP	1,760,969		560,969		1,200,000		*
Anson Investments Master Fund LP	114,320		114,320		—		*
Anson East Master Fund LP	19,011		19,011		—		*
Live Microsystems Inc.	184,522		164,522		20,000		*
Symbolic Logic Inc.	41,922		35,255		6,667		*
CCUR Holdings Inc.	41,922		35,255		6,667		*
Klein Family LLC	36,195		36,195		—		*
James Michael Johnston	99,333		99,333		—		*
Brian K. Klein	18,306		16,257		2,049		*
TOTAL			1,964,214		1,235,383
__________________
*Represents ownership of less than 1%.
(1)The number of shares registered by and available for resale pursuant to this prospectus reflect the impact of Globalstar’s recently completed 1-for-15 reverse stock split.
(2)Assumes the sale of all shares being offered pursuant to this prospectus.
(3)Dr. Paul E. Jacobs, our Chief Executive Officer and member of our Board of Directors, is the Executive Chairman and controlling stockholder of Virewirx, Inc. (formerly known as XCOM Labs, Inc.). Therefore, Dr. Jacobs may be deemed to beneficially own the shares of Common Stock owned by Virewirx, Inc. through his control of the entity. This number does not include shares of our Common Stock held by The Paul Eric Jacobs Trust, an entity controlled by Dr. Jacobs, or the shares of our Common Stock individually owned by Dr. Jacobs.

DESCRIPTION OF CAPITAL STOCK
The description of our Common Stock is incorporated by reference to the description contained in Exhibit 4.1 to the Company’s 2024 Annual Report, filed with the SEC on February 28, 2025.
LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana.
EXPERTS
The consolidated financial statements of Globalstar, Inc. appearing in Globalstar, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Globalstar, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.Globalstar.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC’s website and the information on, or accessible through, our website do not constitute a part of this prospectus or any prospectus supplements.
We are “incorporating by reference” into this prospectus specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the documents set forth below, and any future documents that we file (other than information in the documents or filings that is deemed to have been furnished and not filed) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus.
We are “incorporating by reference” into this prospectus the following documents:

SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2024.

Current Reports on Form 8-K	January 21, 2025 and February 7, 2025.

Description of our Common Stock contained in our Form 8-A, including any amendment to that form that we may file in the future for the purpose of updating the description of our Common Stock.	Filed on February 10, 2025, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
We will provide to each person to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Globalstar, Inc., Attention: Corporate Secretary, 1351 Holiday Square Blvd., Covington, Louisiana 70433, (985) 335-1500.
This prospectus and the information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the shares of our Common Stock covered by this prospectus. The summaries and descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes any statement contained herein. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

Globalstar, Inc.
1,964,214 Shares of Common Stock
PROSPECTUS
February 28, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth all expenses payable by us in connection with this registration. All the amounts shown are estimates except for the SEC registration fee:

Amount to be paid
SEC registration fee	$5,936.24
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$20,000.00
Printing and other miscellaneous fees and expenses	*
TOTAL	$75,936.24
*Estimated solely for the purpose of this Item. Actual expenses may be more or less.
Item 15.    Indemnification of Directors and Officers.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation, as amended, provides that our directors will not be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under laws of the State of Delaware as in effect at the time such liability is determined.
In addition, Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our certificate of incorporation provides for mandatory indemnification rights, to the fullest extent permitted by applicable law, to any director or officer who (because of the fact that he or she is or was the Company’s director or officer) is involved in a legal proceeding of any nature.
The indemnification provisions in our certificate of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.
The Company has also purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against loses arising from claims by reason of their legal liability for acts as such officers or directors, subject to limitations and conditions as set form in the policy.

Item 16.    Exhibits.
(a)Exhibits
The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Description
3.1*	Composite Certificate of Incorporation of Globalstar, Inc. (Exhibit 3.1 to Form 10-K filed on February 28, 2025).
3.2*	Fifth Amended and Restated Bylaws of Globalstar, Inc. (Exhibit 3.1 to Form 8-K filed on August 31, 2023).
3.3*	Certificate of Designation filed November 15, 2022 (Exhibit 3.1 to Form 8-K filed on November 16, 2022).
5.1	Opinion of Jones Walker LLP (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of Jones Walker LLP (included in Exhibit 5.1 filed herewith).
24.1	Power of Attorney (included on signature page hereto).
107	Filing Fee Table (filed herewith).
__________________
*Incorporated by reference.
(b)Financial Statement Schedules
All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.
Item 17.    Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange

Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, on February 28, 2025.

GLOBALSTAR, INC.

By:	/s/ Dr. Paul E. Jacobs

Dr. Paul E. Jacobs
Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Paul E. Jacobs and Rebecca S. Clary, and any successor or successors to such office or offices held by each of them, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 28, 2025.

Signature	Title

/s/ Dr. Paul E. Jacobs	Chief Executive Officer and Director (Principal Executive Officer)
Dr. Paul E. Jacobs

/s/ Rebecca S. Clary	Chief Financial Officer (Principal Financial and Accounting Officer)
Rebecca S. Clary

/s/ James Monroe III	Director
James Monroe III

/s/ William A. Hasler	Director
William A. Hasler

/s/ James F. Lynch	Director
James F. Lynch

/s/ Keith O. Cowan	Director
Keith O. Cowan

/s/ Benjamin G. Wolff	Director
Benjamin G. Wolff

/s/ Timothy E. Taylor	Director
Timothy E. Taylor
S-1